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Exhibit 10.44

TENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT

        THIS TENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 31, 2005 (this "Amendment"), to the Second Amended and Restated Credit Agreement, dated as of September 30, 2003 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among General Electric Capital Corporation, as Agent ("Agent"), Inverness Medical Innovations, Inc. ("Innovations"), Wampole Laboratories, Inc. and Inverness Medical (UK) Holdings Limited, as borrowers ("Borrowers"), the other Credit Parties signatory thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as documentation agent, co-syndication agent and lender, UBS Securities LLC, as co-syndication agent, and the lenders signatory thereto from time to time (collectively, the "Lenders").

W I T N E S S E T H

        WHEREAS, Borrowers have previously notified Agent and Lenders that certain of the Credit Parties have established manufacturing and distribution operations in China during the third quarter of 2004 (the "China Operations");

        WHEREAS, Borrowers have notified Agent that Inverness Medical Investments, LLC ("Inverness Investments") intends to enter into a joint venture arrangement with Shanghai Biochip Co., Ltd (the "China JV") pursuant to which the parties will establish Inverness Medical (Shanghai) Co., Ltd., a company organized under the laws of China ("China Newco"), for the purpose of conducting a substantial portion of the China Operations;

        WHEREAS, in connection with the formation of the joint venture, Inverness Investments intends to purchase (the "China Purchase") 60% of the outstanding equity of China Newco pursuant to the terms of that certain Joint Venture Contract dated as of November 5, 2004 (the "JV Contract");

        WHEREAS, Borrowers have requested that Agent and Requisite Lenders consent to the formation of China Newco as an Excluded European Subsidiary under the Credit Agreement and to the establishment of the China JV pursuant to and governed by, among other things, the JV Contract;

        WHEREAS, Innovations intends to enter into an exploitation, research and development arrangement with ITI Scotland Limited ("ITI"), a Scottish entity indirectly funded by the Scottish government, whereby ITI will assign to Innovations or one of its Affiliates certain intellectual property rights and provide significant funding and Innovations, through a wholly-owned Scottish subsidiary ("Scottish Newco"), will commit to develop and commercialize the transferred intellectual property (the "Development Arrangement");

        WHEREAS, in order to qualify for funding by ITI and file the applications with a Governmental Authority necessary to finalize the Development Arrangement, Innovations must form Scottish Newco; and

        WHEREAS, Agent and Requisite Lenders have agreed to amend the Credit Agreement in the manner, and on the terms and conditions, provided for herein.

        NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Definitions.    Capitalized terms not otherwise defined herein (including in the Recitals) shall have the meanings ascribed to them in the Credit Agreement.

        2.    China JV.    As of the Effective Date (as hereinafter defined), Agent and Requisite Lenders hereby (a) consent to the formation of China Newco in accordance with the terms of the organizational documents provided to Agent, (b) consent to the establishment of the China JV on the terms and conditions set forth in the JV Contract and (c) agree that neither the formation of China Newco nor the establishment of the China JV shall constitute a breach of the Credit Agreement; provided, however, that the consents and agreements of Agent and Requisite Lenders set forth above are expressly conditioned on satisfaction of all of the following conditions in Agent's reasonable discretion, and Borrowers and the other Credit Parties (including, but not limited to, Inverness Investments) hereby covenant and agree as follows:

            (i)  At all times after the China JV has been consummated, Inverness Investments shall own and control at least 50.1% of the economic and voting rights of China Newco, have the right to appoint the majority of the directors to the board of directors of China Newco and possess, directly or indirectly, the power to direct the management of, policies of and requirements for capital contributions to China JV;

           (ii)  China Newco shall at all times constitute an Excluded European Subsidiary;

          (iii)  Without limiting any provisions contained in the Credit Agreement, the amount of all funds or assets contributed to the capital of, or loaned or otherwise made available to, China Newco by any Credit Party or Excluded Subsidiary shall not exceed $4,000,000 in the aggregate and no capital calls or other requests for contributions of any type which would cause this clause (iii) to be violated will occur under the JV Contract, any organizational documents of the China JV or any contract, agreement or requirement of law;

          (iv)  The aggregate value of all assets, other than the China JV, owned by the Credit Parties (including Inverness Medical Eurasia, Ltd.) or any of the Excluded Subsidiaries (other than China Newco) and located in China, shall not exceed $2,500,000 in the aggregate at any time; and

           (v)  The China JV shall be consummated in accordance with the terms of the JV Contract as previously provided to Agent (with no waivers or modifications thereto) on or before March 31, 2005.

        The Borrowers and each of the other Credit Parties hereby acknowledge and agree that the breach of any of the covenants set forth in this Section 2 shall constitute an immediate Event of Default under the Credit Agreement.

        3.    Covenant regarding China JV.    Upon the request of Agent, Inverness Investments shall promptly provide Agent with a copy of the financial statements it receives pursuant to Section 14.1.2 of the JV Contract.

        4.    Scottish Newco.    As of the Effective Date, Agent and Requisite Lenders hereby (a) consent to the formation of Scottish Newco and (b) agree that the mere formation of Scottish Newco by itself shall not constitute a breach of the Credit Agreement, provided that the consents and agreements of Agent and Requisite Lenders set forth above are expressly conditions on the satisfaction of all of the following conditions in Agent's reasonable discretion, and the Borrowers and the other Credit Parites hereby covenant and agree as follows:

            (i)  no Credit Party shall loan, transfer or otherwise make available to Scottish Newco any funds or assets, other than (x) such minimum capital contributions as may be required by law, or (y) funds in such amount as may be required to pay any fees in connection with any applications to be filed in anticipation of the Development Arrangement only; and

           (ii)  Scottish Newco shall not own any assets, nor shall it conduct any business other than in connection with the filing of such applications as may be required in connection with the anticipated Development Arrangement.

The Borrowers and the other Credit Parties hereby acknowledge and agree that the breach of any of the covenants set forth in this Section 4 shall constitute an immediate Event of Default under the

Credit Agreement. Further, and without limiting any provisions of the Credit Agreement or this Amendment to the contrary, Borrowers and the Credit Parties expressly understand and agree that the consents and agreements of Agent and Requisite Lenders set forth above does not constitute a consent or agreement to the Development Arrangement or any transactions related thereto (other than any transaction constituting the filing of the applications referred to in the Recitals and any transaction that may otherwise be currently permitted by the Loan Documents).

        5.    Amendments to Credit Agreement as of the Effective Date.    As of the Effective Date, Annex A to the Credit Agreement is hereby amended by deleting the definition of "Excluded European Subsidiary" and replacing it with the following:

  "Excluded European Subsidiary" means (a) Unipath BV, an entity organized under the laws of The Netherlands; (b) Unipath Management Limited, a company organized under the laws of England and Wales; (c) Unipath Scandinavia AB, an entity organized under the laws of Sweden; (d) Inverness Medical Benelux Bvab, an entity organized under the laws of Belgium; (e) Orgenics and each of the subsidiaries of Orgenics; (f) Inverness Medical Australia Pty Ltd.; (g) Inverness Medical (Shanghai) Co., Ltd.; and (h) Scottish Newco (as defined in the Tenth Amendment and Consent to Second Amended and Restated Credit Agreement, dated as of January 31, 2005)."

        6.    Representations and Warranties.    To induce Agent and Lenders to enter into this Amendment, the Credit Parties hereby, jointly and severally, represent and warrant that:

          (a)   The execution, delivery and performance by each Credit Party of this Amendment and the performance of the Credit Agreement as amended by this Amendment (the "Amended Credit Agreement"): (i) are within such Person's corporate, company or partnership power; (ii) have been (or will be prior to execution thereof) duly authorized by all necessary corporate, limited liability company or limited partnership action; (iii) do not contravene any provision of such Person's charter, bylaws or equivalent constitutive documents or partnership or operating agreement, as applicable; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Person, other than a Lien in favor of Agent; and (vii) do not require the consent or approval of any Governmental Authority or any other Person except those which will have been duly obtained, made or complied with prior to the Effective Date.

          (b)   This Amendment has been duly executed and delivered by or on behalf of each of the Credit Parties.

          (c)   This Amendment constitutes a legal, valid and binding obligation of each of the Credit Parties, enforceable against each of them in accordance with its terms.

          (d)   No Default or Event of Default has occurred and is continuing or would result after giving effect to the provisions of this Amendment.

          (e)   No action, claim or proceeding is now pending or, to the knowledge of any Credit Party, threatened against such Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any foreign, federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which (i) challenges any Credit Party's right or power to enter into or perform any of its obligations under this Amendment or any other Loan Document to which it is or will be, a party, or the validity or enforceability of this Amendment, the Credit Agreement or any Loan Document or any action taken thereunder, or (ii) has a reasonable risk of being determined adversely to any Credit Party and that, if so determined, could reasonably be expected to have a Material Adverse Effect after giving effect to this Amendment.

          (f)    The representations and warranties of the Credit Parties contained in the Amended Credit Agreement and each other Loan Document shall, after giving effect hereto) be true and correct on and as of (i) the date hereof, and (ii) the Effective Date, in each case, with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

        7.    Amendments.    The Credit Parties shall not amend the JV Contract without the prior written consent of Agent other than to reflect the changes set forth on Attachment A hereto. Any failure of the Credit Parties to comply with this covenant shall constitute an immediate Event of Default under the Credit Agreement.

        8.    No Other Amendments/Waivers.    Except as expressly provided herein (a) the Credit Agreement and the other Loan Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms, (b) the consents and agreements of the Agent and Requisite Lenders set forth herein shall be limited strictly as written and shall not constitute a consent or agreement to any transaction no specifically described in connection with any such consent and/or agreement, and (c) this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

        9.    Affirmation of Obligations.    Each of the Credit Parties hereby acknowledges, agrees and affirms (a) its obligations under the Credit Agreement and the other Loan Documents, including, without limitation, its guaranty obligations thereunder, (b) that such guaranty shall apply to the Obligations in accordance with the terms thereof, (c) the grant of the security interest in all of its assets pursuant to the Loan Documents and (d) that such liens and security interests created and granted are valid and continuing and secure the Obligations in accordance with the terms thereof.

        10.    Outstanding Indebtedness; Waiver of Claims.    Each of Borrowers and the other Credit Parties hereby acknowledges and agrees that as of January 31, 2005 (a) the outstanding balance of the European Revolving Loan is $11,000,000 and (b) the outstanding balance of the US Revolving Loan is $20,000,000. Borrowers and each other Credit Party hereby waives, releases, remises and forever discharges Agent, Lenders and each other Indemnified Person from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with the Credit Agreement (collectively, "Claims"), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which any Borrower or any other Credit Party ever had, now has or might hereafter have against Agent or Lenders which relates, directly or indirectly, to any acts or omissions of Agent, Lenders or any other Indemnified Person on or prior to the Effective Date, provided, that no Borrower nor any other Credit Party waives any Claim solely to the extent such Claim relates to Agent's or any Lender's gross negligence or willful misconduct.

        11.    Expenses.    Borrowers hereby reconfirm their obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, re4asonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

        12.    Effectiveness.    Upon satisfaction in full in the judgment of Agent of each of the following conditions, this Amendment shall be deemed effective as of January 15, 2005 (the "Effective Date"):

          (a)    Amendment.    Agent shall have received four (4) original signature pages to this Amendment, duly executed and delivered by Agent, Lenders, and each of the Credit Parties.

          (b)    Payment of Fees and Expenses.    Borrowers shall have paid to Agent all costs, fees and expenses owing in connection with this Amendment and the other Loan Documents and due to Agent (including, without limitation, reasonable legal fees and expenses).

          (c)    Representations and Warranties.    The representations and warranties of or on behalf of each of the Credit Parties in this Amendment shall be true and correct on and as of the date hereof and the Effective Date.

        13.    GOVERNING LAW.    THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

        14.    Counterparts.    This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

        IN WITNESS WHEREOF, this Amendment has been duly executed as of the date first written above.

BORROWERS
WAMPOLE LABORATORIES, LLC. INVERNESS MEDICAL (UK) HOLDINGS LIMITED
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

AGENT AND LENDERS
GENERAL ELECTRIC CAPITAL CORPORATION, as Agent and Lender
By:	/s/ KEITH KENNEDY Duly Authorized Signatory
MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as a Lender
By:	/s/ LUIS VIERA Duly Authorized Signatory
UBS AG, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ WILFRED V. SAINT Duly Authorized Signatory
By:	/s/ JUAN ZUNIGA Duly Authorized Signatory

The following Persons are signatories to this Amendment in their capacity as Credit Parties and not as Borrowers.

INVERNESS MEDICAL INNOVATIONS, INC.
INVERNESS MEDICAL, INC.
UNIPATH ONLINE, INC.
OSTEX INTERNATIONAL, INC.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP.
INVERNESS MEDICAL INTERNATIONAL HOLDING CORP. II
UNIPATH LIMITED
APPLIED BIOTECH, INC.
FOREFRONT DIAGNOSTICS, INC.
MORPHEUS ACQUISITION CORP.
INVERNESS MEDICAL INVESTMENTS, LLC
INVERNESS MEDICAL CANADA INC.
INNOVATIONS RESEARCH LLC
ADVANTAGE DIAGNOSTICS CORPORATION
IVC INDUSTRIES, INC.
By:	/s/ ANTHONY J. BERNARDO
Name: Anthony J. Bernardo Title: Duly Authorized Signatory

ORGENICS INTERNATIONAL HOLDINGS BV
INVERNESS MEDICAL SWITZERLAND GMBH
INVERNESS MEDICAL GERMANY GMBH
UNIPATH DIAGNOSTICS GMBH
CAMBRIDGE DIAGNOSTICS IRELAND LIMITED
PREGYMED GMBH SCANDINAVIAN MICRO BIODEVICES APS
SELFCARE TECHNOLOGY, INC.
VIVA DIAGNOSTIKA—DIAGNOSTISCHE PRODUKTE—GMBH
DMD, DIENSTLEISTUNGEN & VERTRIEB FUR MEDIZIN UND DIAGNOSTIK GMBH
INVERNESS MEDICAL EURASIA LIMITED
By:	/s/ PAUL T. HEMPEL
Name: Paul T. Hempel Title: Duly Authorized Signatory

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TENTH AMENDMENT AND CONSENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT